Exhibit 99.1

GM FINANCIAL REPORTS SEPTEMBER QUARTER OPERATING RESULTS

•	Earnings of $124 million

•	Consumer loan and lease originations of $1.8 billion

•	Available liquidity of $3.1 billion

•	Annualized consumer net credit losses of 2.5% on consumer loans

FORT WORTH, TEXAS October 31, 2012 – GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $124 million for the quarter ended September 30, 2012, compared to $109 million for the quarter ended September 30, 2011. Net income for the nine months ended September 30, 2012 was $373 million, compared to $282 million for the nine months ended September 30, 2011.

Consumer loan originations were $1.5 billion for the quarter ended September 30, 2012, compared to $1.5 billion for the quarter ended June 30, 2012, and $1.4 billion for the quarter ended September 30, 2011. Consumer loan originations for the nine months ended September 30, 2012 were $4.4 billion, compared to $3.8 billion for the nine months ended September 30, 2011. The outstanding balance of consumer finance receivables totaled $10.9 billion at September 30, 2012.

Lease originations of General Motors Company (“GM”) vehicles were $299 million for the quarter ended September 30, 2012, compared to $394 million for the quarter ended June 30, 2012 and $189 million for the quarter ended September 30, 2011. Lease originations for the nine months ended September 30, 2012 were $1.1 billion, compared to $672 million for the nine months ended September 30, 2011. Leased vehicles, net, totaled $1.6 billion at September 30, 2012.

Consumer finance receivables 31-to-60 days delinquent were 5.2% of the portfolio at September 30, 2012, compared to 4.7% at September 30, 2011. Accounts more than 60 days delinquent were 1.9% of the portfolio at September 30, 2012, compared to 1.7% a year ago.

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Annualized net credit losses were 2.5% of average consumer finance receivables for the quarter ended September 30, 2012, compared to 3.0% for the quarter ended September 30, 2011. For the nine months ended September 30, 2012, annualized consumer net credit losses were 2.2%, compared to 3.1% last year.

The Company had total available liquidity of $3.1 billion at September 30, 2012, consisting of $1.8 billion of unrestricted cash, approximately $1.0 billion of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,700 employees, over 809,000 customers and $16.3 billion in assets. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2011. Such risks include – but are not limited to – changes in general economic and business conditions, GM’s ability to sell new vehicles in the United States and Canada that we finance, interest rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net credit losses, delinquencies and prepayments on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite, and significant litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.

Consolidated Statements of Income

(Unaudited, in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Finance charge income	$415,064	$348,285	$1,176,107	$907,047
Leased vehicles income	80,578	27,096	199,699	60,831
Other income	18,875	15,300	56,625	47,855

	514,517	390,681	1,432,431	1,015,733

Costs and expenses
Operating expenses	105,344	88,135	295,930	249,920
Leased vehicles expenses	56,029	17,864	147,686	39,446
Provision for loan losses	78,166	50,941	188,596	134,935
Interest expense	74,329	56,295	201,597	139,729

	313,868	213,235	833,809	564,030

Income before income taxes	200,649	177,446	598,622	451,703
Income tax provision	76,701	68,639	226,100	169,840

Net income	$123,948	$108,807	$372,522	$281,863

Consolidated Balance Sheets

(Unaudited, in Thousands)

	September 30, 2012	December 31, 2011	September 30, 2011
Assets
Cash and cash equivalents	$1,805,981	$572,297	$307,215
Finance receivables, net	10,598,353	9,162,492	8,917,970
Restricted cash – securitization notes payable	718,729	919,283	929,196
Restricted cash – credit facilities	118,492	136,556	124,979
Property and equipment, net	52,079	47,440	46,487
Leased vehicles, net	1,570,625	809,491	564,103
Deferred income taxes	143,733	108,684	119,017
Goodwill	1,108,437	1,107,982	1,107,684
Other assets	178,770	178,695	190,083

Total assets	$16,295,199	$13,042,920	$12,306,734

Liabilities and Shareholder’s Equity
Liabilities:
Credit facilities	$556,946	$1,099,391	$552,871
Securitization notes payable	9,005,203	6,937,841	6,901,572
Senior notes	1,500,000	500,000	500,000
Convertible senior notes		500	500
Accounts payable and accrued expenses	233,151	160,172	194,244
Deferred income	66,647	24,987
Taxes payable	91,480	85,477	83,231
Intercompany taxes payable	548,056	300,306	245,369
Interest rate swap and cap agreements	1,802	11,208	22,932

Total liabilities	12,003,285	9,119,882	8,500,719

Shareholder’s equity	4,291,914	3,923,038	3,806,015

Total liabilities and shareholder’s equity	$16,295,199	$13,042,920	$12,306,734

Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$123,948	$108,807	$372,522	$281,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,083	31,353	178,444	72,397
Accretion and amortization of loan and leasing fees	(13,372)	(6,996)	(37,635)	(14,910)
Amortization of carrying value adjustment	(10,421)	16,853	(2,075)	143,775
Amortization of purchase accounting premium	(7,071)	(13,007)	(26,068)	(57,698)
Provision for loan losses	78,166	50,941	188,596	134,935
Deferred income taxes	3,732	3,303	(34,002)	41,159
Stock-based compensation expense	602	3,532	3,141	9,585
Other	(175)	(5,968)	(9,072)	(23,148)
Changes in assets and liabilities:
Other assets	8,613	1,699	(4,399)	27,743
Accounts payable and accrued expenses	28,977	8,721	48,159	(500)
Taxes payable	684	7,795	5,985	(79,518)
Intercompany taxes payable	69,895	59,214	247,750	203,155

Net cash provided by operating activities	349,661	266,247	931,346	738,838

Cash flows from investing activities:
Purchases of consumer finance receivables, net	(1,483,858)	(1,340,610)	(4,353,965)	(3,793,696)
Principal collections and recoveries on consumer finance receivables	1,009,527	936,431	3,049,533	2,816,607
Fundings of commercial finance receivables, net	(408,341)		(581,499)
Collections of commercial finance receivables	253,494		299,731
Net purchases of leased vehicles	(221,904)	(156,022)	(824,826)	(552,709)
Net changes in restricted cash and other	(32,682)	(3,801)	214,742	(27,152)

Net cash used by investing activities	(883,764)	(564,002)	(2,196,284)	(1,556,950)

Cash flows from financing activities:
Net change in credit facilities	21,746	133,442	(552,388)	(274,040)
Net change in securitization notes payable	385,498	33,380	2,093,322	828,527
Issuance of senior notes	1,000,000		1,000,000	500,000
Other net changes	(21,061)	(85,397)	(44,052)	(120,132)

Net cash provided by financing activities	1,386,183	81,425	2,496,882	934,355

Net increase in cash and cash equivalents	852,080	(216,330)	1,231,944	116,243
Effect of Canadian exchange rate changes on cash and cash equivalents	1,810	(2,183)	1,740	(3,582)
Cash and cash equivalents at beginning of period	952,091	525,728	572,297	194,554

Cash and cash equivalents at end of period	$1,805,981	$307,215	$1,805,981	$307,215

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Consumer finance receivables originations	$1,477,860	$1,358,115	$4,363,019	$3,845,258
Commercial finance receivables originations	410,344		584,140
GM lease origination volume	299,287	188,706	1,077,446	672,417
GM new vehicle loans as a percent of total consumer loan originations	32.1%	30.9%	30.8%	28.0%
GM new vehicle loans and leases as a percent of total consumer loan and lease originations	43.5%	39.3%	44.5%	38.7%
Loans securitized	$1,372,044	$954,915	$5,721,379	$3,872,703

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Average consumer finance receivables	$10,657,242	$9,276,098	$10,240,740	$8,958,549
Average commercial finance receivables	222,039		98,428

Average finance receivables	10,879,281	9,276,098	10,339,168	8,958,549
Average leased vehicles, net	1,482,640	501,767	1,226,636	305,442

Average earning assets	$12,361,921	$9,777,865	$11,565,804	$9,263,991

Finance receivables

	September 30,		December 31,	September 30,
	2012		2011	2011
Pre-acquisition consumer finance receivables—outstanding balance	$2,597,182	*	$4,366,075	$5,076,311

Pre-acquisition consumer finance receivables—carrying value	$2,349,536		$4,027,361	$4,707,399
Post-acquisition consumer finance receivables, net of fees	8,255,453	*	5,313,899	4,361,893

	10,604,989		9,341,260	9,069,292
Less: allowance for loan losses on post-acquisition consumer finance receivables	(291,049)		(178,768)	(151,322)

Total consumer finance receivables, net	10,313,940		9,162,492	8,917,970

Commercial finance receivables, net of fees	284,413
Less: allowance for loan losses

Total commercial finance receivables, net	284,413

Total finance receivables, net	$10,598,353		$9,162,492	$8,917,970

Allowance for loan losses as a percent of post-acquisition consumer finance receivables	3.5%		3.4%	3.5%

*	The outstanding balance of consumer finance receivables totaling $10.9 billion at September 30, 2012, is the sum of pre-acquisition consumer finance receivables-outstanding balance and post-acquisition consumer finance receivables, net of fees

	September 30,
	2012	2011
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	5.2%	4.7%
Greater than 60 days	1.9	1.7

Total	7.1%	6.4%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results.

The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Charge-offs	$82,255	$20,246	$186,054	$28,793

Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	67,267	133,084	236,031	437,984

Credit losses on the combined portfolio	$149,522	$153,330	$422,085	$466,777

Credit losses on the combined portfolio	$149,522	$153,330	$422,085	$466,777
Less: recoveries	(82,476)	(83,373)	(256,776)	(257,724)

Net credit losses on the combined portfolio	$67,046	$69,957	$165,309	$209,053

Annualized net credit losses as a percent of average consumer finance receivables	2.5%	3.0%	2.2%	3.1%

Recoveries as a percent of gross repossession credit losses	59.2%	55.3%	61.5%	54.2%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Contracts receiving a payment deferral as an average quarterly percent of average consumer finance receivables	5.7%	5.4%	5.4%	5.2%

Operating expenses	$105,344	$88,135	$295,930	$249,920

Annualized operating expenses as a percent of average earning assets	3.4%	3.6%	3.4%	3.6%

Contact:

Investor Relations

(817) 302-7000